Exhibit 10.4

Note #_____

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO SAID ACT AND SUCH LAWS; OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER OR RESALE MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SAID ACT AND SUCH LAWS AND THE RECIPIENT OF SUCH TRANSFER OR SALE EXECUTES AN AGREEMENT WITH THE COMPANY OBLIGATING IT TO ABIDE BY COMPARABLE RESTRICTIONS ON TRANSFER AND RESALE.

OS THERAPIES INCORPORATED

FORM OF UNSECURED CONVERTIBLE PROMISSORY NOTE

$____________________	____________________, 202_

FOR VALUE RECEIVED, OS Therapies Incorporated, a Delaware corporation (the “Company”), promises to pay to _________________________ (“Investor”), or to Investor’s registered, permitted assigns, in lawful money of the United States of America, the principal sum of ______________________________ dollars ($____________________), or such lesser amount as shall equal the outstanding principal amount (the “Principal Amount”) of this Unsecured Convertible Promissory Note (this “Note”). The Company also promises to pay to Investor, or to Investor’s registered, permitted assigns, in lawful money of the United States of America, interest on the unpaid Principal Amount in accordance with Section 3. All unpaid Principal Amount, together with any then unpaid and accrued interest and other amounts payable hereunder (collectively, the “Note Obligations”), shall be due and payable on the earlier of (i) ON DEMAND at any time on or after the Maturity Date (as defined below); or (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by Investor or made automatically due and payable in accordance with the terms hereof. The Maturity Date of this note shall be November 15, 2023. The Company and Investor may be individually referred to herein as a “Party” or collectively as the “Parties.”

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

“Board” shall mean the Board of Directors of the Company.

“Business Day” shall mean any day, other than a Saturday or Sunday, on which banks in New York are open for the general transaction of business.

“Change of Control” has the meaning set forth in Section 7(d) hereof. “Company” has the meaning set forth in the introductory paragraph of this Note. “Common Stock” shall mean shares of the Company’s Class A Common Stock, par value $0.001.

“Conversion Price” has the meaning given in Section 7.

“Conversion Shares” shall mean the equity securities issued upon the conversion of the Notes pursuant to Section 7.

“Convertible Note Financing” has the meaning given in Section (a) hereof. “Event of Default” has the meaning given in Section 5 hereof.

“Fully-Diluted Capital” has the meaning given in Section 7(a) hereof.

“Investment Documents” means collectively this Unsecured Convertible Promissory Note (including “RISK FACTORS AND IMPORTANT DISCLOSURES” attached as an Exhibit A hereto), the Accredited Investor Certification attached as an Exhibit B hereto), the Investor Profiles attached as an Exhibit C hereto), the Summary of Terms in Connection with Convertible Debt Offering attached as an Exhibit D hereto), the OS Therapies Incorporated corporate PowerPoint deck attached as an Exhibit E hereto) and the Note Purchase Agreement which has been provided separately and references this Note as Exhibit A thereto.

“Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

“IPO” shall mean a firm commitment initial public offering of the Company’s securities pursuant to an effective registration statement under the Securities Act, coupled with a listing of its common equity securities on a U.S. national securities exchange.

“Major Investor” means any Investor who purchases Notes in the amount of $500,000 or more.

“Majority in Interest” shall mean more than 50% of the aggregate outstanding principal amount of the November Convertible Notes.

“Maturity Date” shall mean November 15, 2023, at which time all unpaid principal, together with any unpaid and accrued interest and other payments payable thereunder, shall be due and payable or earlier upon an Event of Default as provided in Section 5 hereof.

“Maximum Rate” has the meaning given in Section 3 hereof.

“Maximum Sales Amount” has the meaning given in Section 2(a) hereof.

“Minimum Principal Amount” means $50,000.

“New Preferred Stock” has the meaning given in Section 7(b). “Noble” has the meaning given in Section 8(b)(vi).

“Non-Qualified Financing” has the meaning given in Section 7(b).

“Note” has the meaning set forth in the introductory paragraph of this Note. “Note Obligations” has the meaning set forth in the introductory paragraph of this

“November Convertible Promissory Notes” has the meaning given in Section (a) hereof.

“OFAC Programs” has the meaning given in Section viii hereof.

“Offering Period” shall mean the period commencing on November 15, 2022 and ending on the Termination Date.

“Party” or “Parties” has the meaning set forth in the introductory paragraph of this Note.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“Placement Agent” has the meaning given in Section 8(b)(vii).

“Principal Amount” has the meaning set forth in the introductory paragraph of this Note.

“Securities” shall mean the Company’s preferred stock or common stock. “Securities Act” shall mean the Securities Act of 1933, as amended. “Termination Date” shall mean the earlier of (i) the date on which the Company has sold in the aggregate, after giving effect to prior Convertible Notes, if any, during the Offering Period, the Maximum Sales Amount; and (ii) December 31, 2022.

“Transfer” has the meaning given in Section 8(d)(ii).

2. November Convertible Notes and Closing Mechanics

(a) Description of Convertible Notes Offering. This Note is one of a duly authorized series of Notes of the Company of like tenor and effect (except the variations necessary to express the name of payee, the date, and the principal amount of each Note), each dated on or after November 15, 2022 (collectively, the “November Convertible Notes”), which are being offered by the Company in a private placement only to “accredited investors” (as that term is defined under Rule 501(a) of Regulation D as promulgated by the SEC under the Securities Act (“Regulation D”)) during the Offering Period pursuant to which the Company is seeking to raise a maximum of $2,000,000, (the “Maximum Sales Amount” and such private placement, the “Convertible Note Financing”). The Company reserves the right, in its sole discretion, to terminate the Convertible Note Financing at any time and for any reason; provided, however, any such termination shall not affect the validity and enforceability of any Convertible Note issued prior to the date of termination. The Minimum Principal Amount of a Convertible Note is $50,000, unless otherwise agreed by the Company. There is no minimum amount that needs to be raised in this offering and all monies raised by this offering will be deposited directly in the Company’s operating account for its immediate use. Payment instructions are set forth in the Note Purchase Agreement.

(b) Certifications. Simultaneously with execution and delivery to the Company of this Note and delivery of the applicable Principal Amount, the Investor will deliver to the Company a completed Note Accredited Investor Certification in the form attached hereto as Exhibit B, and Investor Profile in the form attached hereto as Exhibit C, and other forms as may be satisfactory to Company and its Placement Agent in their sole discretion.

3. Interest. Subject to a conversion pursuant to Section 7, interest on the outstanding portion of the Principal Amount shall accrue at a rate equal to six percent (6%) per annum, except that upon an Event of Default the interest rate shall accrue at the rate of eighteen percent (18%) per annum (the “Maximum Rate”). All computations of interest shall be made on the basis of a 365-day year for the actual number of days occurring in the period for which such interest is payable.

4. Prepayment. Except with regard to conversion of the Note under Section 7 hereof, the Company shall not have the right to prepay this Note before it comes due, unless it is done with the approval of the Investor.

5. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a) the breach by the Company of any material covenant, representation or obligation under this Note or under any of the Investment Documents, and the failure to cure such breach within thirty (30) days following written notice thereof;

(b) the occurrence of an event of default under any current or future debt of the Company in accordance with its terms, other than where such event of default would not have a material adverse effect on the Company, and the failure to cure such breach within thirty (30) days following written notice thereof;

(c) the failure by the Company to pay any amount due under the Notes on the Maturity Date, and the failure to cure such breach within ten (10) days thereof;

(d) the entry of one or more judgments entered against the Company for the payment of an aggregate amount in excess of $100,000 that remain unsatisfied and unstayed for a period of thirty (30) days or more, to the extent not covered by insurance;

(e) if the Company shall (a) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (b) be unable, or admit in writing its inability, to pay its debts generally as they mature, (c) make a general assignment for the benefit of its creditors, (d) be dissolved or liquidated, or (e) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it;

(f) if proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement;

(g) the breach by the Company of its obligations under Section 7.1 of the Note Purchase Agreement and the failure to cure such breach within thirty (30) days following written notice thereof; or

(h) if the Company has not consummated an IPO on or before September 30, 2023; provided, however, if the Company is using commercial reasonable efforts to conclude such transaction on such date, upon written request of the Company, the Majority in Interest may extend such date to a date no later than December 31, 2023.

6. Rights of Investor upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default described in Sections 5(e) or 5(f)) and at any time thereafter during the continuance of such Event of Default, Investor may, with the consent of holders of a Majority in Interest, by written notice to the Company, declare all outstanding Note Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence or existence of any Event of Default described in Sections 5(e) and/or 5(f), immediately and without notice, all outstanding Note Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default and subject to the consent of holders of a Majority in Interest, Investor may exercise any other right, power or remedy granted to it by this Note or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

7. Conversion.

(a) Qualified Offering Conversion. In the event the Company consummates, prior to the Maturity Date, an equity financing that raises gross proceeds of at least $10,000,000 for the Company through the sale of a series of preferred stock (“QF Preferred Stock”) or Common Stock, without including the conversion value of the Notes in such gross proceeds (a “Qualified Financing”), then the then-outstanding Note Obligations of this Note shall automatically convert without any further action of the Investor into shares of QF Preferred Stock or Common Stock (or units of Common Stock and warrants to purchase Common Stock if the Qualified Financing is an IPO and units of Common Stock and warrants are sold in the IPO) (the “Conversion Shares”) at a conversion price equal to the lesser of (i) the lowest price at which the Company sold QF Preferred Stock or Common Stock multiplied by 0.50 and (ii) the price determined by dividing $50,000,000 by the Fully Diluted Capital (as defined below) of the Company on a pre-money basis prior to the Qualified Financing collectively (i) and (ii) herein shall be known as the (“Capped Conversion Price”).

As used herein, the term “Fully Diluted Capital” means all shares of the Company’s stock assuming (a) the exercise of all outstanding warrants and options to acquire stock of the Company including both vested and unvested warrants and options, (b) the grant and exercise of all shares remaining available for future grant under any and all stock option and similar incentive plans established by the Company, and (c) the conversion to Common Stock of all stock and other securities issued by the Company that are convertible to Common Stock, including any securities which may be issued or issuable pursuant to the securities described in clauses (a) and (b) of this sentence, but which shall not include shares issuable upon the conversion of the Notes.

(b) Conversion upon a Non-Qualified Financing. In the event the Company consummates an equity financing involving the sale of a series of preferred stock (the “New Preferred Stock”) or Common Stock that does not qualify as a Qualified Financing (a “Non-Qualified Financing”), then the Majority in Interest shall have the right to elect in writing by notice to the Company to convert all Notes, in which case the outstanding Note Obligations, not including those Notes held by persons who were not part of the Majority in Interest, shall be converted into New Preferred Stock or Common Stock, whichever is issued, at a conversion price equal to the lesser of (a) the lowest price at which the Company sold New Preferred Stock or common stock multiplied by 0.50 and (ii) the Capped Conversion Price.

(c) Voluntary Conversion by Majority in Interest. In the event that the Majority in Interest elect in writing by notice to the Company to convert all Notes at any time, they shall automatically convert without any further action of the Investors into, at the Investor’s election, shares of New Preferred Stock, if any, or Common Stock at the Capped Conversion Price.

(d) Change of Control. In the event that the Company expects to effect a Change of Control prior to the conversion of the Notes or payment in full of all amounts due thereunder, each Investor shall have the option either (i) to be paid an amount equal to the Note Obligation as a priority to the distribution of any Change of Control proceeds to the Company’s stockholders or (ii) on condition that the Change of Control transaction closes, to convert the Note Obligation into, at the Investor’s election, shares of New Preferred Stock, if any, or Common Stock into Conversion Shares at the Capped Conversion Price.

The term “Change of Control” means (a) a merger, consolidation, stock sale, or similar transaction in which the holders of all of the Company’s stock, on an as-converted to Common Stock basis, immediately before the transaction hold, immediately after such transaction, fifty percent or less of the stock of the Company or the surviving entity, on an as converted to Common Stock basis; or (b) the sale, lease, transfer, or exclusive license of all or substantially all of the Company’s assets.

(e) No Further Obligations. Upon satisfaction of the conditions set forth in Section (f), this Note shall be deemed converted and of no further force and effect, whether or not it is delivered for cancellation as set forth in this Section 7.

(f) Conversion Procedures. Promptly after the consummation of a Qualified Offering pursuant to Section 7(a), or if conversion pursuant to Sections 7(b), 7(c) or 7(d), but in no event more than five (5) Business Days thereafter, the Company shall issue and deliver, or cause to be issued and delivered to Investor, registered in the name of Investor, that number of whole Conversion Shares issuable upon the conversion of this Note. To the extent permitted by law, such conversion shall be deemed to have been effected, and the Conversion Price shall be determined, as of the date of the consummation of a (a) Qualified Financing, (b) Non-Qualified Financing, (c) Voluntary Conversion by Majority Approval or (d) Change of Control, as applicable. The Investor in whose name any of the Conversion Shares shall be issuable upon such conversion shall be deemed to have become an Investor of record of the Conversion Shares represented thereby, and the issuance of the Conversion Shares upon conversion of any Note Obligations shall be made without charge to such Investor for any issuance tax in respect thereof.

(g) Certain Registration Rights.

(i) Reference is made to Section 7.1 of the Note Purchase Agreement, the terms of which are incorporated herein by this reference.

(ii) The Company shall qualify or register the Conversion Shares in such states as are reasonably requested by the Purchasers; provided, however, that in no event shall the Company be required to register the Conversion Shares in a state in which such registration would cause the Company to be obligated to register or license to do business in such state or submit to general service of process in such state.

(h) Reservation of Preferred Stock and Common Stock. The Company shall reserve and keep available solely for issuance upon the conversion of the Note Obligations such number of shares of preferred stock and Common Stock, as the case may be, which will from time to time be sufficient to permit the conversion of Note Obligations pursuant to this Section 7 and, if applicable, shall take all action to increase the authorized number of shares of its preferred stock and Common Stock if at any time there shall be insufficient authorized but unissued preferred stock or Common Stock to permit such reservation or permit the conversion of such outstanding Note Obligations. The Company covenants that all Conversion Shares that shall be so issued shall be duly authorized, validly issued, fully paid, and non-assessable by the Company, and free from any taxes, liens, and charges with respect to the issue thereof. The Company shall take all such action as may be necessary to ensure that all such Conversion Shares may be so issued without violation of any applicable law or regulation.

(i) Fractional Securities. No fractional Conversion Shares shall be issued upon conversion of this Note.

8. Representations and Warranties of Investor. Investor represents and warrants to the Company as follows:

(a) General.

(i) Investor (i) if a natural person, represents that Investor has reached the age of 21 and has full power and authority to execute and deliver this Note and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Note, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization or formation, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Note and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Note, the execution and delivery of this Note has been duly authorized by all necessary action, this Note has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Note in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Note in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company, or other entity for whom Investor is executing this Note, and such individual, partnership, ward, trust, estate, corporation, or limited liability company, or other entity has full right and power to perform pursuant to this Note and make an investment in the Company, and represents that this Note constitutes a legal, valid and binding obligation of such entity;

(ii) The execution and delivery of this Note will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which Investor is a party or by which it is bound;

(iii) Investor is a resident of the state set forth on the signature page to this Note;

(iv) Investor has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Note or the transactions contemplated hereby (other than fees payable by the Company pursuant to the terms of any contract to which the Company is a party);

(v) Any information which Investor has heretofore furnished or is furnishing herewith to the Company is complete and accurate and may be relied upon by the Company in determining the availability of an exemption from registration under federal and state securities laws in connection with the Convertible Note Financing, and Investor further represents and warrants that it will notify and supply corrective information to the Company promptly upon the occurrence of any change therein occurring prior to the Company’s issuance of any Conversion Shares pursuant to this Note;

(vi) Within five (5) days after receipt of a request from the Company, Investor will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company is subject;

(vii) Investor, if a natural person that is a Registered Representative of a Financial Industry Regulatory Authority (“FINRA”) member firm, represents that he or she has provided such firm the notice required by the FINRA’s Rules of Fair Practice, and such firm has acknowledged receipt of such notice prior to Investor’s execution of this Note;

(b) Information Concerning the Company.

(i) Prior to the execution of this Note, Investor and Investor’s attorney, accountant, purchaser representative and/or tax adviser, if any (collectively, the “Advisers”), have received all documents, records, and books pertaining to the investment in the Note and all other documents requested by Investor, have carefully reviewed them and understand the information contained therein;

(ii) Investor and its Advisers, if any, have had the opportunity to obtain any additional information, to the extent the Company has such information in its possession or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information contained in all documents received or reviewed in connection with the purchase of the Note and have had the opportunity to have representatives of the Company provide them with such additional information regarding the terms and conditions of this particular investment and the financial condition, results of operations, and business of the Company deemed relevant by Investor or its Advisers, if any, and all such requested information, to the extent the Company had such information in its possession or could acquire it without unreasonable effort or expense, has been provided to the full satisfaction of Investor and its Advisers, if any;

(iii) Investor and its Advisers, if any, have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Convertible Note Financing and the business, financial condition and results of operations of the Company, and all such questions have been answered to the full satisfaction of Investor and its Advisers, if any;

Investor is satisfied that Investor has received adequate information with respect to all matters which Investor or its Advisers, if any, consider material to its decision to make this investment. In this regard, Investor has reviewed the “RISK FACTORS AND IMPORTANT DISCLOSURES” listed on Exhibit A to this Note;

(iv) Investor is unaware of, is in no way relying on, and did not become aware of the Convertible Note Financing, directly or indirectly, through or as a result of, any form of general solicitation or general advertising including, without limitation, any press release, article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the Internet (including, without limitation, internet “blogs,” bulletin boards, discussion groups and social networking sites) in connection with the Convertible Note Financing and sale of the Note and is not subscribing for the Note and did not become aware of the Convertible Note Financing through or as a result of any seminar or meeting to which Investor was invited by, or any solicitation of a subscription by, a person not previously known to Investor in connection with investments in securities generally;

No oral or written representations have been made, or oral or written information furnished, to Investor or its Advisers, if any, in connection with the Convertible Note Financing which are in any way inconsistent with the information contained in this Note including, but not limited to, the “RISK FACTORS AND IMPORTANT DISCLOSURES” set forth in Exhibit A;

(v) Investor understands and acknowledges that neither the SEC nor any state securities commission or other regulatory authority has approved the Note, or passed upon or endorsed the merits of the Convertible Note Financing or confirmed the accuracy or determined the adequacy of any information provided by the Company or its representatives to Investor in connection with the Convertible Note Financing;

(vi) Investor understands and acknowledges that the Company has entered into a Placement Agent Agreement with Noble Life Science Partners, a division of Noble Capital Markets, Inc. (“Noble”) to provide certain placement agent services to the Company in connection with the Convertible Note Financing. Noble may, at its discretion, engage additional placement agents (Noble, together with any such additional placement agents, shall collectively be referred to herein as the “Placement Agents” and individually as a “Placement Agent”) and/or terminate existing placement agents. Noble’s Directors, Officers, and employees may participate in this offering;

(vii) Investor understands and acknowledges that Noble, as the Placement Agent, among other compensation, will receive (1) a cash fee equal to 10.0% of the aggregate gross proceeds received by the Company from investors; and (2) 10% cashless exercise placement agent warrant coverage (the “Placement Agent Warrants”), to purchase the Company’s Common Stock with the same terms and conditions as the Conversion Shares, including the Capped Conversion Price as defined in Section 7(a) herein; (the “Warrant Shares”); and (3) a non-accountable expense allowance of 3%. In addition, pursuant to a separate financial advisory agreement, Noble is also entitled to an advisory fee of 4% of all of the Company’s securities on a fully diluted basis. Noble shall have the opportunity to designate a non-affiliate person as a member to the Board of Directors. The Placement Agent Warrants have a five-year term with piggy-back registration rights with respect to the underlying securities and be assignable to Noble affiliates and employees.

(c) Non-Reliance.

(i) In making an investment decision, Investor understands that it must rely on its own examination of the Company and the terms of the Convertible Note Financing, including the merits and risks involved, and is aware that Investor is required to bear the financial risks of this investment for an indefinite period of time;

(ii) Investor is not relying on the Company or its representatives with respect to the legal, tax, economic and related considerations of an investment in the Note, and Investor has relied on the advice of, or has consulted with, only its own Advisers;

(iii) In evaluating the suitability of an investment in the Company, Investor has not relied upon any representation or information (oral or written) other than as stated in this Note;

(iv) Investor understands and acknowledges that (a) there are substantial doubts about the Company’s ability to continue as a going concern; (b) while there is no minimum amount of Notes to be sold, the sale of less than the maximum amount will adversely affect the Company and there can be no assurances that the Company will be in raising that amount or, even if such amounts are available, that the Company will accept enough subscriptions to achieve this funding level; (d) the Company will have broad discretion with respect to the application of the funds received by the Company in the Convertible Note Financing and the Company may not use the proceeds effectively; and (e) in this respect, Investor has reviewed and understands the “RISK FACTORS AND IMPORTANT DISCLOSURES” set forth on Exhibit A attached hereto;

(v) Investor understands and acknowledges that any estimates or forward-looking statements or projections (including projections of future expenses, pricing and revenues) included in any materials provided by the Company to Investor in connection with the Convertible Note Financing were prepared by the Company in good faith but that the attainment of any such projections, estimates or forward-looking statements cannot be guaranteed by the Company and should not be relied upon.

(vi) Investor understands and acknowledges that (a) this Note was prepared by Company’s legal counsel, Greenberg Traurig, P.A. (“Greenberg”); (b) Greenberg was not requested to, and did not, verify or confirm any statement contained in any materials furnished by any corporation party to Investor relating to the past or future performance or activities of the Company or its respective affiliates, and that Greenberg expressly disclaims any representation respecting any such information; and (c) Greenberg is not acting as legal counsel for any potential investor in the Convertible Note Financing and such persons are advised to retain and consult with their own legal counsel;

(d) Restrictions on Transfer or Sale of the Securities.

(i) Investor is acquiring the Note and, as applicable, the other Securities, solely for such Investor’s own account for investment purposes only and not with a view to or intent of resale or distribution thereof, in whole or in part, in violation of the Securities Act. Investor has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of the Note and/or, as applicable, the other Securities, and Investor has no plans to enter into any such agreement or arrangement;

(ii) Investor understands that (a) the Notes will not be registered under the Securities Act, or any state securities laws; (b) the offering and sale of the Notes is intended to be exempt from registration under the Securities Act and state securities laws by virtue of Section 4(a)(2) and Regulation D based, in part, upon the representations, warranties and covenants of Investor contained in this Note; and (c) consequently, the Notes may not be offered for sale, sold, assigned, transferred, hypothecated, or otherwise disposed of (collectively, a “Transfer”) unless (a) a registration statement is in effect under the Securities Act covering such proposed Transfer and such proposed Transfer is conducted in accordance with such registration statement; or (b) the Note is transferred in a transaction exempt from the registration requirements of the Securities Act and any related requirements imposed by applicable state securities laws, Investor furnishes the Company with an opinion of counsel, in a form reasonably satisfactory to the Company, that such Transfer will not require registration under the Securities Act or any applicable state securities laws, and the recipient of the Transfer executes an agreement with the Company (in a form reasonably satisfactory to the Company) obligating it to abide by comparable restrictions on Transfer;

(iii) Investor understands that (a) it must bear the substantial economic risks of the investment in the Note and, as applicable, the Conversion Shares indefinitely because the Note and, as applicable, the Conversion Shares, may not be Transferred unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available; (b) legends have been placed on this Note and, as applicable, shall be placed on the certificates representing the Conversion Shares to the effect that they have not been registered under the Securities Act or applicable state securities laws and appropriate notations thereof will be made in the Company’s stock books; (c) stop transfer instructions will be placed with any registrar or transfer agent of the Note and, as applicable, the other Securities, if other than the Company; (d) there can be no assurance any market will ever exist for resale of the Note or the Conversion Shares, nor can there be any assurance that the Note or the Conversion Shares will be freely transferable at any time in the foreseeable future; and (e) except for the obligations of the Company pursuant to Section 7(g) hereto, Investor has no demand rights to require the Company to register the Securities under the Securities Act or any state securities laws;

(e) Status of Investor.

(i) Investor is an “accredited investor” as that term is defined under Rule 501(a) of Regulation D because Investor meets the requirements of at least one of the suitability standards for an “accredited investor” as that term is defined in Regulation D and as set forth on the Accredited Investor Certification contained herein;

(ii) Neither Investor, nor any of Investor’s affiliates, nor any person claiming by or through any of them, is subject to any “bad actor” disqualification specified in Rule 506(d) of Regulation D (a “Disqualification Event”). Investor undertakes to update the Company in the event that Investor (or any of Investor’s affiliates, or any person claiming by or through any of them) subsequently becomes subject to a Disqualification Event;

(iii) Investor, together with its Advisers, if any, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the Convertible Note Financing to evaluate the merits and risks of an investment in the Note and the Company and to make an informed investment decision with respect thereto;

(iv) Investor has significant prior investment experience, including investment in non-listed and non-registered securities. Investor is knowledgeable about investment considerations in development-stage companies with limited operating histories. Investor has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such a loss should occur. Investor’s overall commitment to investments which are not readily marketable is not excessive in view of Investor’s net worth and financial circumstances and the purchase of the Note will not cause such commitment to become excessive. The investment is a suitable one for Investor;

(v) Investor is aware that an investment in the Note involves a high degree of risk, and has carefully read and considered the matters set forth under the caption “RISK FACTORS AND IMPORTANT DISCLOSURES” in Exhibit A attached hereto and, in particular, acknowledges that (a) the Company has a limited operating history and limited assets, has no commercial products, has incurred significant operating losses since inception, and is engaged in a highly competitive business; (b) the Company will need significant additional capital to commence development of its product candidates; (c) the Company may not receive marketing approval for its product candidate, and will be subject to ongoing regulatory requirements even if such product candidates are approved; and (d) the Company may be unable to continue as a going concern and achieve profitability; and (e) the Company is largely dependent on third parties for regulatory approvals, clinical development, manufacturing and sales and marketing activities;

(vi) Investor has adequate means of providing for such Investor’s current financial needs and foreseeable contingencies and has no need for liquidity from its investment in the Note for an indefinite period of time;

(vii) (For ERISA plans only) The fiduciary of the ERISA plan (the “Plan”) represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. Investor or Plan fiduciary (i) is responsible for the decision to invest in the Company; (ii) is independent of the Company or any of its affiliates; (iii) is qualified to make such investment decision; and (iv) in making such decision, Investor or Plan fiduciary has not relied on any advice or recommendation of the Company or any of its affiliates;

(viii) Investor should check the Office of Foreign Assets Control (“OFAC”) website at <http://www.treas.gov/ofac> before making the following representations. Investor represents that the amounts invested by it in the Company in the Convertible Note Financing were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at <http://www.treas.gov/ofac>. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals1 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists;

(ix) To the best of Investor’s knowledge, none of: (a) Investor; (b) any person controlling or controlled by Investor; (c) if Investor is a privately-held entity, any person having a beneficial interest in Investor; or (d) any person for whom Investor is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph. Investor agrees to promptly notify the Company should Investor become aware of any change in the information set forth in these representations. Investor understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of Investor, either by prohibiting additional subscriptions from Investor, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and may also be required to report such action and to disclose Investor’s identity to OFAC. Investor further acknowledges that the Company may, by written notice to Investor, suspend the redemption rights, if any, of Investor if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any of the Company’s other service providers. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs;

[1]	These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

(x) To the best of Investor’s knowledge, none of: (a) Investor; (b) any person controlling or controlled by Investor; (b) if Investor is a privately-held entity, any person having a beneficial interest in Investor; or (c) any person for whom Investor is acting as agent or nominee in connection with this investment is a senior foreign political figure,2 or any immediate family3 member or close associate4 of a senior foreign political figure, as such terms are defined in the footnotes below; and

(xi) If Investor is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if Investor receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, Investor represents and warrants to the Company that: (a) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (b) the Foreign Bank maintains operating records related to its banking activities; (c) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (d) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

9. Representations and Warranties of the Company. The Company represents and warrants to Investor that the Company has full legal capacity, power and authority to execute and deliver this Note and to perform its obligations hereunder. This Note has been duly executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity. The execution and delivery by the Company of this Note and the performance of its obligations hereunder will not violate, conflict with, result in a breach of, or constitute a default under the organizational documents of the Company or any of its subsidiaries.

[2]	A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

3	“Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

[4]	A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

10. Investor Rights.

(a) Information Rights. The Company shall deliver to each Major Investor annual and quarterly financial statements, annual budgets, and quarterly capitalization tables (“Information Rights”); provided that such Information Rights shall terminate upon a Qualified Financing.

(b) Preemptive Rights. For so long as this Note is outstanding, each Investor shall have the right to purchase up to an amount of QF Preferred Stock or New Preferred Stock or Common Stock at (a) the Company’s next Qualified Financing or (b) at each Non- Qualified Financing, in each case equal to the principal amount of such Investor’s Note. The purchase price shall be the lowest price at which the Company offers such securities for new-money investment at such financing (that is, other than in connection with the conversion of the Notes). There will be no right of over-subscription.

11. Legends. Investor acknowledges that upon issuance the Conversion Shares shall bear the following legend referring to the fact that such Conversion Shares, as applicable, will be issued in reliance upon an exemption from registration under the Securities Act and applicable state securities laws:

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO SAID ACT AND SUCH LAWS; OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER OR RESALE MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SAID ACT AND SUCH LAWS AND THE RECIPIENT OF SUCH TRANSFER OR SALE EXECUTES AN AGREEMENT WITH THE COMPANY OBLIGATING IT TO ABIDE BY COMPARABLE RESTRICTIONS ON TRANSFER AND RESALE.

12. Successors and Assigns. Subject to the restrictions on transfer described in Sections 14 and 15 below, the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the Parties.

13. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and holders of a Majority in Interest; provided, however, that for purposes of this Section 13, updates or revisions made primarily to reflect the addition or removal of a Placement Agent shall not be deemed to constitute a waiver or an amendment. Investor expressly acknowledges and agrees that it shall be bound by any such amendment, waiver or modification executed by holders of a Majority in Interest, regardless of whether Investor otherwise executed the instrument causing such amendment, waiver or modification.

14. Transfer of this Note or Securities Issuable on Conversion Hereof. This Note and the rights, interests and obligations hereunder are not transferable or assignable by Investor and the Transfer of any Securities acquired by Investor in connection with this Note shall be made only in accordance with this Note, the Company’s Bylaws and all applicable laws. Any purported attempt by Investor to Transfer this Note, any of the other Securities, or any of the rights, interests or obligations hereunder, in each case in violation of this Section 14 shall be null and void. The restrictions set forth in this Section 14 shall survive the execution and delivery hereof and delivery of the Shares.

15. Assignment by the Company. Except upon a Change of Control, neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of holders of a Majority in Interest, and any purported attempt by the Company to assign this Note or any of the rights, interests or obligations hereunder in violation of this Section 15 shall be null and void.

16. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing, shall refer specifically to this Note and shall be deemed given only if (i) delivered by hand; (ii) sent by overnight registered mail, courier or express delivery service that maintains records of delivery; or (iii) sent by email (with confirmation of receipt), in each case addressed (A) if to the Company, to OS Therapies Incorporated, 104 Tech Park Drive, Cambridge, MD 21613, Attention: Paul Romness, President, Email: [***], with a copy (which shall not constitute notice) to Bruce C. Rosetto, Esq., Email: [***]; or (B) if to Investor, in accordance with the contact information set forth on the signature page hereof (or, in either case, in accordance with such other contact information as the Party shall have furnished in writing to the other Party in accordance with the provisions of this Section 15). Such notice shall be deemed to have been received: (1) as of the date delivered by hand or by overnight registered mail, courier or express delivery service; or (2) on the day sent by email provided, that the sender had received confirmation of transmission (by email delivery receipt confirmation or confirmation by telephone or email). Any Notice delivered by email shall be followed by a hard copy delivered promptly thereafter.

17. Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

18. Governing Law; Jurisdiction. This Note and all actions, causes of action or claims of any kind (whether at law, in equity, in contract, in tort or otherwise) that may be based upon, arise out of or relate to this Note, or the negotiation, execution or performance of this Note shall be governed by, and construed under, and construed in accordance with the laws of the State of New York, all rights and remedies being governed by said laws, including without limitation New York laws relating to applicable statutes of limitation and burdens of proof, available remedies and applicable evidentiary privileges. For the purpose of any suit, action or proceeding arising out of or relating to this Note, the Parties hereto hereby irrevocably consent and submit to the exclusive jurisdiction and venue of the state and federal courts of the State of New York (and of the appropriate appellate courts therefrom). The Parties hereto irrevocably waive any objection which they may now or hereinafter have to the laying of the venue of any suit, action or proceeding brought in such court and any claim that such suit, action or proceeding brought in such a court has been brought in an inconvenient forum and agrees that service of process in accordance with the foregoing sentence shall be deemed in every respect effective and valid personal service of process upon such Party.

19. Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

20. Miscellaneous.

(a) This Note, together with the other Investment Documents, constitutes the entire agreement between Investor and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof.

(b) The representations and warranties of the Parties made in this Note shall survive the execution and delivery of this Note.

(c) Except as set forth in the Note Purchase Agreement, each of the Parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such Party) in connection with this Note.

(d) This Note may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Note by facsimile or other electronic transmission shall be effective as delivery of a manually executed original counterpart of this Note. Electronic signatures, whether digital or encrypted, of the undersigned are intended to authenticate this Agreement and to have the same force and effect as manual signatures.

(e) Each provision of this Note shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Note.

(f) Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Note as set forth in the text.

(g) The language of this Note shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against any Party.

[Signatures Appear on the Following Pages]

The Company has caused this Note to be issued as of the date first written above.

OS THERAPIES INCORPORATED

By:
Name:	Paul Romness
Title:	Chief Executive Officer

ACKNOWLEDGED AND AGREED:

INVESTOR:

If Investor is an INDIVIDUAL, and if the Note is purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Print Name(s)	Social Security Number(s)

Signature(s) of Investor(s)	Signature

Date	Address

Fax Number	Email Address

If Investor is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY or TRUST:

Name of Entity	Federal Tax Identification Number

By:
Name:	State of Organization
Title:

Date	Address

Fax Number	Email Address

[INVESTOR SIGNATURE PAGE TO UNSECURED CONVERTIBLE PROMISSORY NOTE]